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                                                                Exhibit (a)(iii)

                             BT INSTITUTIONAL FUNDS

    Twenty-First Amended Establishment and Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                          Dated as of October 28, 2002

     WHEREAS, pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust, dated as of March 29, 1990 (the "Declaration of Trust"), of the BT Institutional Funds (the "Trust"), the Trustees may from time to time divide the series into one or more classes of Shares;

     WHEREAS, Equity 500 Index Fund currently has existing one Class of Shares, Premier Class; and

     WHEREAS, the Trustees now desire, as of October 28, 2002, to designate a new Class of Shares of Equity 500 Index Fund, Investment Class;

     NOW THEREFORE, the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series appended to the Declaration of Trust to establish the new class, Equity 500 Index Fund--Investment Class, of Equity 500 Index Fund. Following such establishment, the eight series of shares (each a "Fund" and collectively "Funds") of the Trust and the existing classes of such series are as set forth below.

     1.  The Funds are designated, as follows:

         Liquid Assets Fund Institutional
         Cash Management Fund Institutional
         Treasury Money Fund Institutional
         Cash Reserves Fund Institutional
         Equity 500 Index Fund
              Equity 500 Index Fund--Premier Class
              Equity 500 Index Fund--Investment Class
         Daily Assets Fund Institutional
         International Equity Fund
              Institutional Class I
              Institutional Class II
         Treasury and Agency Fund Institutional

     and have the following special and relative rights:

     2. Each Fund is authorized to hold cash, invest securities, instruments and other properties and use investment techniques as from time to time described

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under the Securities Act of 1933, and / or the Investment Company Act of 1940,
each as amended; to the extent pertaining to the offering of Shares of each Fund (or Class thereof). Each Share of a Fund (or Class thereof) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund (or Class thereof) shall be entitled to vote, shall represent a pro rate beneficial interest in the assets allocated or belonging to the Fund (or allocated or belonging to the Class thereof), and shall be entitled to receive its pro rate share of the net assets of the Fund (or Class thereof) upon liquidation of the Fund (or Class thereof), all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund (or Class thereof), together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund (or allocated to the Class thereof), unless otherwise required by law.

     3. An unlimited number of Shares of each Class established herein shall be authorized for issuance, Shares of such Classes to be issued for such consideration and with such rights, features, privileges and qualifications as are set forth from time to time in the respective prospectus describing the Shares of each Class, as each such prospectus may be amended or supplemented from time to time, and that such Shares, when issued for consideration described in the respective prospectus, shall be validly issued, fully paid and non-assessable by the Trust.

     4. Shareholders of each Fund (or Class thereof) shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund (or Class thereof) as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     5. The assets and liabilities of the Trust shall be allocated among the Funds (or class thereof) as set forth in Section 6.9 of the Declaration of Trust.

     6. The following liabilities, expenses, costs, charges and reserves shall be specifically allocated and charged to the respective Class of a Fund incurring such liabilities, expenses, costs, charges or reserve: shareholder servicing fees, state securities registration fees, expenses of shareholder meetings relating to matters to be acted upon exclusively by one of more specified Classes, and other expenses if, as determined by the Treasurer or any Assistant Treasurer, such expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes, provided however, that no liabilities, expenses, costs, charges or reserves shall be allocated and charged to any particular Class of a Fund if such allocation and charge would cause the Fund to fail to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or adversely affects its right to claim a

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                                       -3-

dividend paid deduction thereunder; and The following liabilities, expenses, costs, charges and reserves shall be specifically allocated and charged to the respective Class of a Fund incurring such liabilities, expenses, costs, charges or reserve: shareholder servicing fees, state securities registration fees, expenses of shareholder meetings relating to matters to be acted upon exclusively by one of more specified Classes, and other expenses if, as determined by the Treasurer or any Assistant Treasurer, such expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes, provided however, that no liabilities, expenses, costs, charges or reserves shall be allocated and charged to any particular Class of a Fund if such allocation and charge would cause the Fund to fail to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or adversely affects its right to claim a dividend paid deduction thereunder; and

     7. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund (or Class thereof) created previously or now or hereafter created, or otherwise change the special and relative rights of any Fund (or Class thereof).

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     IN WITNESS WHEREOF, the undersigned have signed this instrument as of the date above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


/s/ Richard R. Hurt                       S. Leland Dill
--------------------------------------    --------------------------------------
Richard R. Hurt                           S. Leland Dill
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202


/s/ Martin J. Gruber                      Richard T. Hale
--------------------------------------    --------------------------------------
Martin J. Gruber                          Richard T. Hale
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202


/s/ Joseph R. Hardiman                    /s/ Richard J. Herring
--------------------------------------    --------------------------------------
Joseph R. Hardiman                        Richard J. Herring
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202


/s/ Graham E. Jones                       /s/ Rebecca W. Rimel
--------------------------------------    --------------------------------------
Graham E. Jones                           Rebecca W. Rimel
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202


/s/ Philip Saunders, Jr.                  /s/ William N. Searcy
--------------------------------------    --------------------------------------
Philip Saunders, Jr.                      William N. Searcy
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202

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/s/ Robert H. Wadsworth
--------------------------------------
Robert H. Wadsworth
As Trustee, and not individually
One South Street
Baltimore, Maryland 21202